SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                 March 16, 1998


                       PLAY CO. TOYS & ENTERTAINMENT CORP.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                  0-25030                    Commission File
State of                  IRS Employer               Number
Incorporation             Identification No.



                   550 Rancheros Drive, San Marcos, California
                    (Address of Principal Executive Offices)

                                 (760) 471-4505
               Registrant's Telephone Number, Including Area Code


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 6. Resignation of Registrant's Director

     As of March 16, 1998, Sheikhar Boodram resigned as a Director of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant's operation, policies, or practices. Moses Mika has been elected by the Board of Directors to replace Mr. Boodram.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 23rd day of March 1998.



                                             PLAY CO. TOYS & ENTERTAINMENT CORP.



                                                      By:      /s/ Richard Brady
                                                        Richard Brady, President